                                                                       EXHIBIT 4



                     FIRST SUNAMERICA LIFE INSURANCE COMPANY
                       A STOCK COMPANY NEW YORK, NEW YORK

CONTRACT NUMBER       P9999999999

OWNER JOHN DOE

              EXECUTIVE OFFICE                   ANNUITY SERVICE CENTER
          733 THIRD AVE., 4TH FLOOR                  P. O. BOX 54299
             NEW YORK, NY 10017                LOS ANGELES, CA 90054-0299

FIRST SUNAMERICA LIFE INSURANCE COMPANY ("We", "Us", the "Company", or "First SunAmerica") agrees to provide benefits to the Owner in accordance with the provisions set forth in this Contract and in consideration of the Owner's application and the Purchase Payment We received.

THE VALUE OF AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DURING THE ACCUMULATION AND ANNUITY PERIODS IS NOT GUARANTEED. THE VALUE DURING THE ACCUMULATION AND ANNUITY PERIODS WILL INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE INVESTMENTS UNDERLYING THE VARIABLE PORTFOLIOS YOU CHOOSE. THE SMALLEST ANNUAL RATE OF INVESTMENT RETURN THAT WOULD HAVE TO BE EARNED ON ASSETS OF THE SEPARATE ACCOUNT SO THAT THE DOLLAR AMOUNT OF VARIABLE ANNUITY PAYMENTS WILL NOT DECREASE IS 5.09%. THE CHARGES AGAINST THE ASSETS OF THE SEPARATE ACCOUNT ARE THE EXPENSE RISK CHARGE, THE DISTRIBUTION EXPENSE CHARGE, THE MORTALITY RISK CHARGE, AND THE GUARANTEED DEATH BENEFIT RISK CHARGE. THESE CHARGES ARE, ON AN ANNUAL BASIS, 0.35%, 0.15%, 0.90%, AND 0.12%, RESPECTIVELY, OF THE AVERAGE DAILY ENDING VALUE OF THE ASSETS ATTRIBUTABLE TO THE ACCUMULATION UNITS OF THE VARIABLE PORTFOLIOS TO WHICH YOUR CONTRACT VALUE IS ALLOCATED. WE SUBTRACT THESE CHARGES DAILY.

RIGHT TO EXAMINE - IF, WITHIN 10 DAYS OF RECEIPT OF THIS CONTRACT, YOU ARE NOT SATISFIED WITH IT, YOU MAY RETURN THE CONTRACT TO OUR ANNUITY SERVICE CENTER, OR THE AGENT THROUGH WHOM THE CONTRACT WAS PURCHASED. WE WILL REFUND THE CONTRACT VALUE COMPUTED AS OF THE END OF THE BUSINESS DAY WE RECEIVE THE CONTRACT IN OUR ANNUITY SERVICE CENTER. UPON SUCH REFUND, THE CONTRACT SHALL BE VOID.

For Contracts issued as an Individual Retirement Annuity, We reserve the right to allocate Your Purchase Payment to the Cash Management Portfolio until the end of the Right to Examine period. Thereafter, allocations will be made as shown on the Purchase Payment Allocation Page.

                  THIS IS A LEGAL CONTRACT. READ IT CAREFULLY.



                                 /s/ ELI BROAD
                            -------------------------
                                   Eli Broad
                                   President



                            INDIVIDUAL SINGLE PREMIUM
                               FIXED AND VARIABLE
                                ANNUITY CONTRACT



                                       1
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                                Nonparticipating



                                       2
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                                TABLE OF CONTENTS

CONTRACT DATA PAGE.................................................................PAGE 3

PURCHASE PAYMENT ALLOCATION........................................................PAGE 4

DEFINITIONS........................................................................PAGE 5

PURCHASE PAYMENT PROVISIONS........................................................PAGE 8
Purchase Payment; Substitution of Portfolio

ACCUMULATION PROVISIONS............................................................PAGE 8
Separate Account Accumulation Value; Number of Accumulation Units; Accumulation
Unit Value (AUV); Fixed Account Accumulation Value; Fixed Account Guarantee
Period Option And Interest Crediting

CHARGES AND DEDUCTIONS.............................................................PAGE 10
Expense Risk Charge; Distribution Expense Charge; Mortality Risk Charge;
Guaranteed Death Benefit Risk Charge

TRANSFER PROVISIONS................................................................PAGE 10
Transfers of Accumulation Units and Annuity Units Between Variable Portfolios;
Transfers of Accumulation Units To and From the Fixed Account

WITHDRAWAL PROVISIONS..............................................................PAGE 11
Deferment of Payments; Suspension of Payments

GENERAL PROVISIONS.................................................................PAGE 12
Entire Contract; Change of Annuitant; Death of Annuitant; Misstatement of Age or
Sex; Proof of Age, Sex or Survival; Conformity With State Laws; Changes in Law;
Assignment; Claims of Creditors; Premium Taxes or Other Taxes; Written Notice;
Periodic Reports; Incontestability; Nonparticipating

DEATH PROVISIONS...................................................................PAGE 13
Death of Owner Before the Annuity Date; Due Proof of Death; Amount of Death
Benefit; Death of Annuitant on or After the Annuity Date; Beneficiary

ANNUITY PROVISIONS.................................................................PAGE 16
Annuity Date; Payments to Owner; Deferment of Payments; Fixed Annuity Payments;
Amount of Fixed Annuity Payments; Amount of Variable Annuity Payments

ANNUITY PAYMENT OPTIONS............................................................PAGE 18

FIXED ANNUITY PAYMENT OPTIONS TABLE................................................PAGE 19

VARIABLE ANNUITY PAYMENT OPTIONS TABLE.............................................PAGE 21



                                       3
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                               CONTRACT DATA PAGE


CONTRACT NUMBER:                               ANNUITY SERVICE CENTER:
         P2899999999                           P.O. BOX 54299
                                               LOS ANGELES, CA 90054-0299

OWNER:                                         AGE AT ISSUE:
         JOHN DOE                                     35

ANNUITANT:                                     PURCHASE PAYMENT:
         JOHN DOE                                     $10,000.00

ANNUITY DATE:                                  CONTRACT DATE:
         March 1, 2030                                March 1, 2000

LATEST ANNUITY DATE:                           FIXED ACCOUNT OPTION -
         March 1, 2055                         Minimum Guarantee Rate:
                                                      3.0%
BENEFICIARY:
         As named by You

SEPARATE ACCOUNT:
         FS Variable Separate Account




                                  FOR INQUIRIES
                               CALL 1-800-996-9786



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                           PURCHASE PAYMENT ALLOCATION


                               Variable Portfolios

         [SUNAMERICA SERIES TRUST]
[25.00%  Cash Management]
 [0.00%  Corporate Bond]
 [0.00%  Global Bond]
 [0.00%  High-Yield Bond]
 [0.00%  Worldwide High Income]
 [0.00%  SunAmerica Balanced]
[0.00%]  MFS Total Return]
 [0.00%  Asset Allocation]
[25.00%  Growth-Income]
 [0.00%  MFS Growth and Income]
 [0.00%  Federated Value]
 [0.00%  Davis Venture Value]
 [0.00%  Alliance Growth]
 [0.00%  Goldman Sachs Research]
 [0.00%  Putnam Growth]
 [0.00%  Blue Chip Growth]
 [0.00%  MFS Mid-Cap Growth]
 [0.00%  Aggressive Growth]
 [0.00%  Growth Opportunities]
 [0.00%  International Growth & Income
 [0.00%  Global Equities]
 [0.00%  Intl Diversified Equities]
 [0.00%  Emerging Markets]
 [0.00%  Technology]


         [ANCHOR SERIES TRUST]
[25.00%  Government & Quality Bond]
[0.00%   Growth]
[0.00%   Capital Appreciation]



                              Fixed Account Option

                Guarantee                 Initial
                  Period               Interest Rate
                  ------               -------------
50.00%         1-Year Fixed                 3.00%




                                       5
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                                   DEFINITIONS

In this section We define some of the words and phrases used in this Contract. These terms are capitalized when used in the Contract. Other capitalized terms in the Contract refer to the captioned paragraph explaining that particular concept in the Contract.

ACCUMULATION UNIT

A unit of measurement used to compute the Contract Value in a Variable Portfolio prior to the Annuity Date.

AGE

Age as of last birthday.

ANNUITANT

The natural person or persons (collectively, Joint Annuitants) whose life or lives is/are used to determine the annuity benefits under the Contract. If the Contract is in force and the Annuitant(s) is/are alive on the Annuity Date, We will begin payments to the Payee. This Contract cannot have Joint Annuitants if it is issued on a tax-qualified basis.

ANNUITY DATE

The date on which annuity payments ("income payments") to the Payee are to start.

ANNUITY SERVICE CENTER As specified on the Contract Data Page.

ANNUITY UNIT

A unit of measurement used to compute annuity payments from the Variable Portfolios.

BENEFICIARY

The Beneficiary is as designated on the application unless later changed by the Owner in a written request to Us at Our Annuity Service Center.

CONTRACT DATE

The date Your Contract is issued, as shown on the Contract Data Page. It is the date from which Contract Years and anniversaries are measured.

CONTRACT VALUE

The sum of: (1) the Accumulation Unit Values for Your amounts allocated to the Variable Portfolios; and (2) the value of amounts allocated to the 1-Year Fixed Account Option.

CONTRACT YEAR

A year starting from the Contract Date in one calendar year and ending on the day preceding the anniversary of such date in the succeeding calendar year.



                                       6
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FIXED ACCOUNT OPTION

The investment option under this Contract that is credited with a fixed rate of interest declared by the Company. The amounts allocated to the 1-Year Fixed Account Option become part of the Company's general asset account. The Company guarantees amounts in the Fixed Account. The general asset account contains all the assets of the Company except for the Separate Account and other segregated asset accounts. The Fixed Account Option for this Contract is shown on page 4.

FIXED ANNUITY

A series of periodic annuity payments of predetermined amounts that do not vary with investment experience. Such payments are made from the Company's general asset account.

GUARANTEE PERIOD

The one-year period for which either the Initial Interest Rate or the Renewal Interest Rate is credited to amounts allocated to the 1-Year Fixed Account Option.

INITIAL INTEREST RATE

The rate of interest credited to any portion of the Purchase Payment initially allocated to the 1-Year Fixed Account Option, as described in the Accumulation Provisions section. The Initial Interest Rate for this Contract is listed on page 4. The Initial Interest Rate may not be less than the Minimum Guarantee Rate as shown on the Contract Data Page.

IRC

The Internal Revenue Code of 1986 as amended, or as it may be amended or superseded.

JOINT OWNER

If Joint Owners are named, each Joint Owner has an equal ownership interest in the Contract unless We are advised otherwise in writing.

NYSE

New York Stock Exchange.

OWNER

The person or entity named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract.

PAYEE

The person receiving payment of annuity benefits under this Contract.

PURCHASE PAYMENT

Payment in U.S. currency made by or on behalf of the Owner to the Company for the Contract.

RENEWAL INTEREST RATE

The rate of interest declared by Us applicable to transfers from the Variable Portfolios into the 1-Year Fixed Account Option and to amounts remaining in the 1-Year Fixed Account Option after the Guarantee Period has expired. The Renewal Interest Rate may not be less than the Minimum Guarantee Rate as shown on the Contract Data Page.




                                       7
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SEPARATE ACCOUNT

The segregated asset account named on the Contract Data Page. The Separate Account consists of the Variable Portfolios each investing in shares of the Underlying Fund(s). The assets of the Separate Account are not commingled with the general assets and liabilities of the Company. Each Variable Portfolio is not chargeable with liabilities arising out of any other Variable Portfolio. The value of amounts allocated to the Variable Portfolios of the Separate Account is not guaranteed.

UNDERLYING FUND

The variable investment options in which the corresponding Variable Portfolio(s) invest.

VARIABLE ANNUITY

A series of periodic annuity payments which vary in amount according to the investment experience of one or more Variable Portfolios, as selected by You.

VARIABLE PORTFOLIO

One or more divisions of the Separate Account which invests in shares of the corresponding Underlying Fund of the [Anchor Series Trust or the SunAmerica Series Trust]. Each Variable Portfolio has its own investment objective and is not chargeable with liabilities arising out of any other Variable Portfolio. The available Variable Portfolios are shown on page 4. Additional Variable Portfolios may become available in the future.

WE, OUR, US, THE COMPANY First
SunAmerica Life Insurance Company.

YOU, YOUR
The Owner.



                                       8
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                           PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENT

The single Purchase Payment made in U. S. Currency. The Purchase Payment may be allocated to the 1-Year Fixed Account Option and/or one or more Variable Portfolio(s) in accordance with instructions from You.

SUBSTITUTION OF VARIABLE PORTFOLIO

If: (a) the shares of the Underlying Funds should no longer be available for investment by the Separate Account; or (b) in the judgment of the Board of Trustees for the [SunAmerica Series Trust and the Anchor Series Trust], further investment in the shares of an Underlying Fund is no longer appropriate in view of the purpose of the Contract, then We may substitute shares of another Underlying Fund, for shares already purchased under the Contract. No substitution of securities may take place without prior approval of the Securities and Exchange Commission and under such requirements as it may impose.

                             ACCUMULATION PROVISIONS

SEPARATE ACCOUNT ACCUMULATION VALUE

The Separate Account Accumulation Value under the Contract shall be the sum of the values of the Accumulation Units held in the Variable Portfolios for the Owner.

NUMBER OF ACCUMULATION UNITS

Any portion of Your Purchase Payment allocated to the Variable Portfolios is credited with Accumulation Units of the Separate Account. The number of Accumulation Units credited is equal to the sum of that portion of the Purchase Payment allocated to the Variable Portfolio, plus any amount transferred to that Variable Portfolio, reduced by premium taxes, if any:

Divided by

The Accumulation Unit value for that Variable Portfolio as of the NYSE business day in which the Purchase Payment or transfer amount is received.

The number of Accumulation Units will be similarly adjusted for withdrawals, and transfers. Adjustments will be made as of the end of the NYSE business day in which We receive all requirements for the transaction, as appropriate.

ACCUMULATION UNIT VALUE (AUV)

The AUV of a Variable Portfolio for any NYSE business day is calculated by subtracting (2) from (1) and dividing the result by (3) where:

(1) is the total value at the end of the given NYSE business day of the assets attributable to the Accumulation Units of the Variable Portfolio minus the total liabilities;

(2) is the cumulative unpaid charge for assumption of Expense Risk, Distribution Expense, Mortality Risk and Guaranteed Death Benefit Risk charges (See CHARGES AND DEDUCTIONS);

(3) is the number of Accumulation Units outstanding at the end of the given NYSE business day.




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FIXED ACCOUNT ACCUMULATION VALUE

Under the Contract, the 1-Year Fixed Account Accumulation Value shall be the sum of all monies allocated or transferred to the 1-Year Fixed Account Option, reduced by any applicable premium taxes, plus all interest credited on the 1-Year Fixed Account Option during the period that the Contract has been in effect. This amount shall be adjusted for withdrawals, and transfers. The Fixed Account Accumulation Value shall not be less than the minimum value required by law in the state where this Contract is issued.

FIXED ACCOUNT GUARANTEE PERIOD OPTION AND INTEREST CREDITING

Amounts initially allocated to the 1-Year Fixed Account Option from the Purchase Payment will earn interest at the Initial Interest Rate for a Guarantee Period of one-year.

Transfers to the 1-Year Fixed Account Option from the Variable Portfolios and amounts remaining in the 1-Year Fixed Account Option after the expiration of the Guarantee Period will earn interest at the Renewal Interest Rate for a Guarantee Period of one-year.

You may renew for the same Guaranteed Period at the Renewal Interest Rate or You may transfer all or a portion of the amount to the Variable Portfolios. If a renewal occurs within one year of the latest Annuity Date, We will credit interest at the Renewal Interest Rate up to the Annuity Date.



                                       10
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                             CHARGES AND DEDUCTIONS

We will deduct the following charges from Your Contract:

EXPENSE RISK CHARGE

On an annual basis, this charge equals 0.35% of the average daily ending value of the assets attributable to the Accumulation Units of the Variable Portfolios to which Your Contract Value is allocated. We subtract this charge daily. This charge is to compensate Us for assuming the expense risks under the Contract.

DISTRIBUTION EXPENSE CHARGE

On an annual basis, this charge equals 0.15% of the average daily ending value of the assets attributable to the Accumulation Units of the Variable Portfolios to which Your Contract Value is allocated. We subtract this charge daily. This charge is to compensate Us for all distribution expenses associated with the Contract.

MORTALITY RISK CHARGE

On an annual basis, this charge equals 0.90% of the average daily ending value of the assets attributable to the Accumulation Units of the Variable Portfolios to which Your Contract Value is allocated. We subtract this charge daily. This charge is to compensate Us for assuming the mortality risks under the Contract.

GUARANTEED DEATH BENEFIT RISK CHARGE

On an annual basis, this charge equals 0.12% of the average daily ending value of the assets attributable to the Accumulation Units of the Variable Portfolios to which Your Contract Value is allocated. We subtract this charge daily. This charge is to compensate Us for the risk assumed as a result of contractual obligations to provide a minimum guaranteed death benefit prior to the Annuity Date.

                               TRANSFER PROVISIONS

Prior to the Annuity Date, You may transfer all or part of Your Contract Value to any of the Variable Portfolios or the 1-Year Fixed Account Option. We do not currently limit the number of transfers per Contract Year. In the future we reserve the right to charge a fee for transfers in excess of a certain number per Contract Year. If we do charge a fee in the future, it will never exceed $25.00. The minimum amount that can be transferred is $100 and the minimum amount that can remain in a Variable Portfolio or a Fixed Account Option is $100, or $0 in the case of full transfer.

TRANSFERS OF ACCUMULATION AND ANNUITY UNITS BETWEEN VARIABLE PORTFOLIOS

Prior to the Annuity Date, You may transfer all or a portion of Your Contract Value from one Variable Portfolio to another Variable Portfolio. A transfer will result in the purchase of Accumulation Units in a Variable Portfolio and the redemption of Accumulation Units in the other Variable Portfolio. Transfers will be effected at the end of the NYSE business day in which We receive Your request for the transfer.

After the Annuity Date, if You choose a variable annuitization, You may transfer all or a portion of Your Contract Value from one Variable Portfolio to another Variable Portfolio. A transfer will result in the purchase of Annuity Units in a Variable Portfolio and the redemption of Annuity Units in the other



                                       11
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Variable Portfolio. Transfers will be effected at the end of the last NYSE business day of the month in which We receive Your request for the transfer.

TRANSFERS OF ACCUMULATION UNITS TO AND FROM THE FIXED ACCOUNT

Prior to the Annuity Date, You may transfer all or any part of Your Contract Value from the Variable Portfolio(s) to the 1-Year Fixed Account Option or from the 1-Year Fixed Account Option to the Variable Portfolio(s) of the Contract.

After the Annuity Date, transfers into or out of the 1-Year Fixed Account Option are not allowed.

                              WITHDRAWAL PROVISIONS

On or before the Annuity Date and while the Owner is living, You may withdraw all or part of Your Contract Value under this Contract by informing Us at Our Annuity Service Center. For a full withdrawal, this Contract must be returned to Our Annuity Service Center. You can elect to schedule withdrawals on a monthly, quarterly, semi-annual or annual basis. If you elect scheduled withdrawals, the minimum withdrawal amount is $250.00 per payment. Scheduled withdrawals, like any other withdrawal are taxable and may be subject to 10% premature withdrawal penalties. We reserve the right to eliminate, modify or suspend the availability of scheduled payments at any time. Except in connection with scheduled withdrawals, the minimum partial withdrawal amount is $1,000 and the minimum amount that must remain in the Contract after a partial withdrawal is $500.00.

Without a written notice to the contrary, withdrawals will be deducted from the Contract Value in proportion to their allocation among the Fixed Account Option and the Variable Portfolios. Withdrawals will be based on values for the NYSE business day in which the request for withdrawal and the Contract (in the case of a full withdrawal) are received at Our Annuity Service Center. Unless the DEFERMENT OF PAYMENTS or SUSPENSION OF PAYMENTS sections is in effect, payment of withdrawals will be made within seven calendar days.

DEFERMENT OF PAYMENTS

We may defer making payments from the 1-Year Fixed Account Option for up to six
(6) months. Interest, subject to state requirements, will be credited during the deferral period.

SUSPENSION OF PAYMENTS

We may suspend or postpone any payments from the Variable Portfolios if any of the following occur:

(a)     the NYSE is closed;

(b)     trading on the NYSE is restricted;

(c) an emergency exists such that it is not reasonably practical to dispose of securities in the Portfolios or to determine the value of its assets; or

(d) the Securities and Exchange Commission, by order, so permits for the protection of Owners.

Conditions in (b) and (c) will be decided by or in accordance with rules of the Securities and Exchange Commission.

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                               GENERAL PROVISIONS

ENTIRE CONTRACT

The entire Contract between You and Us consists of the application as completed by You at the time of purchase, this Contract and any attached endorsement(s). An agent cannot change the terms or conditions of this Contract. Any change must be in writing and approved by Us. Only Our President, Secretary, or one of Our Vice-Presidents can give Our approval.

CHANGE OF ANNUITANT

If the Owner is an individual, the Owner may change the Annuitant at any time prior to the Annuity Date. To make a change, the Owner must send a written notice to Us at least 30 days before the Annuity Date. If the Owner is not an individual, the Owner may not change the Annuitant.

DEATH OF ANNUITANT

If the Owner and Annuitant are different, and the Annuitant dies before the Annuity Date, the Owner becomes the Annuitant until the Owner elects a new Annuitant. If there are Joint Annuitants, upon the death of any Annuitant prior to the Annuity Date, the Owner may elect a new Joint Annuitant. However, if the Owner is a non-natural person, We will treat the death of any Annuitant as the death of the "Primary Annuitant" and as the death of the Owner, see DEATH PROVISIONS.

MISSTATEMENT OF AGE OR SEX

If the Age or sex of any Annuitant has been misstated, future annuity payments will be adjusted using the correct Age and sex, according to Our rates in effect on the date that annuity payments were determined. Any overpayment of the Fixed Annuity Payment Option, plus interest at the rate of 4% per year, will be deducted from the next payment due. Any underpayment of the Fixed Annuity Payment Option, plus interest at the rate of 4% per year, will be paid in full with the next payment due. Any overpayment of the Variable Annuity Payment Option will be deducted from the next payment due. Any underpayment of the Variable Annuity Payment Option will be paid in full with the next payment due.

PROOF OF AGE, SEX, OR SURVIVAL

The Company may require satisfactory proof of correct Age or sex at any time. If any payment under this Contract depends on the Annuitant being alive, the Company may require satisfactory proof of survival.

CONFORMITY WITH STATE LAWS

The laws of the state in which it was delivered will interpret the provisions of this Contract. Any provision which, on the Contract Date, is in conflict with the laws of such state is amended to conform to the minimum requirements of such law.

CHANGES IN LAW

If the laws governing this Contract or the taxation of benefits under the Contract change, We will amend this Contract, subject to New York Department of Insurance approval, to comply with these changes.

ASSIGNMENT

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You may assign this Contract before the Annuity Date, but We will not be bound by an assignment unless it is received by Us in writing. Your rights and those of any other person referred to in this Contract will be subject to the assignment. Certain assignments may be taxable. We do not assume any responsibility for the validity or tax consequences of any assignment.

CLAIMS OF CREDITORS

To the extent permitted by law, no right or proceeds payable under this Contract will be subject to claims of creditors or legal process.

PREMIUM TAXES OR OTHER TAXES

The Company may deduct from Your Contract Value any premium tax or other taxes payable to a state or other government entity, if applicable. Should We advance any amount so due, We are not waiving any right to collect such amount at a later date. The Company will deduct any withholding taxes required by applicable law.

WRITTEN NOTICE

Any notice We send to You will be sent to Your address shown in the application unless You request otherwise. Any written request or notice to Us must be sent to Our Annuity Service Center, as specified on the Contract Data Page.

PERIODIC REPORTS

During each Contract Year, We will send You quarterly statements of the account activity of the Contract. The statement will include all transactions that have occurred during the quarterly accounting period shown on the statement.

INCONTESTABILITY

This Contract will be incontestable from the Contract Date.

NONPARTICIPATING

This Contract does not share in Our surplus.

                                DEATH PROVISIONS

Notwithstanding any provision of this Contract to the contrary, all payments of benefits under this Contract will be made in a manner that satisfies the requirements of IRC Section 72(s), as amended from time to time. If a trust or other non-natural person owns the Contract, We will treat the death of any Annuitant as the death of the "Primary Annuitant" and as the death of any Owner.

DEATH OF OWNER BEFORE THE ANNUITY DATE

We will pay a death benefit to the Beneficiary upon Our receiving all required documentation including: (a) due proof that any Owner died before the Annuity Date; and (b) an election form selecting the death benefit option. If no election is received within 60 days of Our receipt of due proof of death, the death benefit will be paid in accordance with option 1 below. The Beneficiary must select one of the following options:

1. Immediately collect the death benefit in a lump sum payment. If a lump sum payment is elected, payment will be in accordance with any applicable laws and regulations governing payments and death; or

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2.      Collect the death benefit in the form of one of the Annuity Payment
        Options. The payments must be over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary. Payments under this death benefit option must commence within one year after the Owner's death, otherwise, the death benefit will be paid in accordance with option 1 above; or

3. If the Beneficiary is the Owner's spouse, the Beneficiary may elect to become the Owner and continue the Contract in force. If this option is elected, no death benefit is paid. Upon the new Owner's subsequent death, the entire interest must be distributed immediately under option 1 or 2 above.

In any event, the entire interest in the Contract will be distributed within five years from the date of death of the Owner.

DUE PROOF OF DEATH

Due Proof of Death means:

1.      a certified copy of a death certificate; or

2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

3. a written statement by a medical doctor who attended the deceased Owner at the time of death; or

4.      any other proof satisfactory to Us.

AMOUNT OF DEATH BENEFIT

If, upon the death of the Owner and prior to the Annuity Date, the Owner had not attained his or her 90th birthday, the Beneficiary will receive the greatest of:

1. the Contract Value at the end of the NYSE business day during which We receive at Our Annuity Service Center the required Due Proof of Death documentation of the Owner and an election of the type of payment to be made; or

2. the Purchase Payment, reduced for partial withdrawals in the same proportion that the Contract Value was reduced on the date of any such withdrawals; or

3. the maximum anniversary value preceding the date of death. The maximum anniversary value is equal to the greatest anniversary value attained from the following:

        On the date We receive at Our Annuity Service Center Due Proof of Death and an election of the type of payment to be made, We will calculate an anniversary value for each Contract anniversary prior to the Owner's 81st birthday. The anniversary value is the Contract Value at each Contract anniversary, reduced for partial withdrawals in the same proportion that the Contract Value was reduced on the date of any such withdrawals since that anniversary.

If the deceased Owner had attained age 90, then the death benefit will be the Contract Value as defined in (1) above.

DEATH OF ANNUITANT ON OR AFTER THE ANNUITY DATE

If the Annuitant(s) dies on or after the Annuity Date and before the entire interest in the Contract has been distributed, We will pay the remaining portion of the interest of the Contract as under the annuity payment option being used on the date of death, to the Beneficiary. For further information pertaining to death of the Annuitant, see ANNUITY PAYMENT OPTIONS.





BENEFICIARY

The Owner selects the Beneficiary. While (a) the Owner is living; and (b) before the Annuity Date, the Owner may change the Beneficiary by written notice in a form satisfactory to Us. A change in Beneficiary will take effect on the date the notice of change was signed. Such change, however, will not apply to any payment or action taken by Us before the notice was received at Our Annuity Service Center. If two or more persons are named, (a) those surviving the Owner will share equally unless otherwise stated; and (b) the Beneficiaries must elect to receive their respective portions of the death benefit according to the options listed under DEATH OF OWNER BEFORE THE ANNUITY DATE. If the Annuitant survives the Owner, and there are no surviving Beneficiaries, the Annuitant will be deemed the Beneficiary.

Joint Owners, if applicable, shall be each other's primary Beneficiary. Joint Annuitants, if any, when the Owner is a non-natural person, shall be each other's primary Beneficiary. Any other Beneficiary designation will be treated as a contingent Beneficiary.

If the Owner is also the Annuitant and there are no surviving Beneficiaries at the death of the Owner, the death benefit will be paid to the estate of the Owner in accordance with option 1, under DEATH OF OWNER BEFORE THE ANNUITY DATE.

                               ANNUITY PROVISIONS

ANNUITY DATE

The Owner selects an Annuity Date (the date on which annuity payments are to begin) at the time of application. The Owner may change the Annuity Date at any time, at least seven days prior to the Annuity Date, by written notice to the Company at Our Annuity Service Center. The Annuity Date must be at least two years after the Contract Date, but not beyond the Annuitant's 90th birthday. If no Annuity Date is selected, the Annuity Date will be the latest Annuity Date, as set by the Company.

At the time the annuity payments commence, payments will not be less than those that would be provided if the same amount was applied to purchase a single premium immediate annuity contract offered by the Company.

PAYMENTS TO OWNER

Unless You request otherwise, We will make annuity payments to You. If You want the annuity payments to be made to some other Payee, We will make such payments subject to receipt of a written request filed at the Annuity Service Center no later than thirty (30) days before the due date of the first annuity payment.

Any such request is subject to the rights of any assignee. No payments available to or being paid to the Payee while the Annuitant is alive can be transferred, commuted, anticipated, or encumbered.

DEFERMENT OF PAYMENTS

We may defer making payments from the 1-Year Fixed Account Option for up to six
(6) months. Interest, subject to state requirements, will be credited during the deferral period.

FIXED ANNUITY PAYMENTS

If a Fixed Annuity payment option has been elected, the proceeds payable under this Contract less any applicable premium taxes, shall be applied to the payment of the Fixed Annuity payment option elected at rates which are at least equal to the annuity rates based upon the applicable tables in the Contract. In no event will the Fixed Annuity Payments be changed once they begin.

AMOUNT OF FIXED ANNUITY PAYMENTS

The amount of each Fixed Annuity Payment will be determined by applying the portion of the Contract Value allocated to Fixed Annuity Payments less any applicable premium taxes to the annuity table applicable to the Fixed Annuity Payment option chosen.

AMOUNT OF VARIABLE ANNUITY PAYMENTS

(a) FIRST VARIABLE ANNUITY PAYMENT: The dollar amount of the first Variable Annuity Payment will be determined by applying the portion of the Contract Value allocated to the Variable Portfolio, less any applicable premium taxes, to the annuity table applicable to the Variable Annuity payment option chosen. If the Contract Value is allocated to more than one Variable Portfolio, the value of Your interest in each Variable Portfolio is applied separately to the Variable Annuity payment option table to determine the amount of the first annuity payment attributable to each Variable Portfolio.

(b) NUMBER OF VARIABLE ANNUITY UNITS: The number of Annuity Units for each applicable Variable Portfolio is the amount of the first annuity payment attributable to that Variable Portfolio divided by the value of the applicable Annuity Unit for that Variable Portfolio as of the Annuity Date. The number will not change as a result of investment experience.

(c) VALUE OF EACH VARIABLE ANNUITY UNIT: The value of an Annuity Unit may increase or decrease from one month to the next. For any month, the value of an Annuity Unit of a particular Variable Portfolio is the value of that Annuity Unit as of the last NYSE business day of the preceding month, multiplied by the Net Investment Factor for that Variable Portfolio for the last NYSE business day of the current month.



The Net Investment Factor for any Variable Portfolio for a certain month is determined by dividing (1) by (2) where:

        (1) is the Accumulation Unit Value of the Variable Portfolio determined as of the last business day at the end of that month, and

        (2) is the Accumulation Unit Value of the Variable Portfolio determined as of the last business day at the end of the preceding month.

The result is then multiplied by a factor that neutralizes the assumed investment rate of 3.5%.

(d) SUBSEQUENT VARIABLE ANNUITY PAYMENTS: After the first Variable Annuity payment, payments will vary in amount according to the investment performance of the applicable Variable Portfolio(s) to which Your Purchase Payment is allocated. The amount may change from month to month. The amount of each subsequent payment for each Variable Portfolio is:

The number of Annuity Units for each Variable Portfolio as determined for the first annuity payment

Multiplied by

The value of an Annuity Unit for that Variable Portfolio at the end of the month immediately preceding the month in which payment is due.

We guarantee that the amount of each Variable Annuity payment will not be affected by variations in expenses or mortality experience.

                             ANNUITY PAYMENT OPTIONS



During the Annuitant's life, upon written election and the return of this Contract to the Company at its Annuity Service Center, the Contract Value may be applied to provide one of the following options or any annuity payment option that is mutually agreeable. After two years from the Contract Date, and prior to the Annuity Date, You can choose one of the options described below. If no option has been selected by the Annuity Date, You will automatically receive option 4, below, with 120 monthly payments guaranteed.



OPTIONS 1 & 1V - LIFE ANNUITY, LIFETIME PAYMENTS GUARANTEED

Payments are payable to a Payee during the lifetime of the Annuitant. No further payments are payable after the death of the Annuitant.

OPTIONS 2 & 2V - JOINT AND SURVIVOR LIFE ANNUITY

Payments are payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. No further payments are payable after the deaths of both the Annuitant and the designated second person.

OPTIONS 3 & 3V - JOINT AND SURVIVOR LIFE ANNUITY - 120 MONTHLY PAYMENTS
GUARANTEED

Payments are payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. If, at the death of the survivor, payments have been made for less than 120 monthly periods, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 4 & 4V - LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED

Payments are payable to the Payee during the lifetime of the Annuitant. If, at the death of the Annuitant, payments have been made for less than the 120 or 240 monthly periods, as selected at the time of annuitization, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 5 & 5V - FIXED PAYMENTS FOR A SPECIFIED PERIOD CERTAIN

Payments are payable to the Payee for any specified period of time of five (5) years or more, but not exceeding thirty (30) years, as selected at the time of annuitization. The selection must be made for full twelve-month periods. In the event of death of the Annuitant, any remaining annuity payments will be continued to the Beneficiary. If Variable Annuity Payments are elected under this Annuity Payment Option, any remaining guaranteed Variable Annuity payments may be redeemed for a discounted value determined by Us.

                       FIXED ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION

The actuarial basis for the Table of Annuity Rates is the 1983a Individual Annuity Mortality Table with projection and a guaranteed interest rate of 3%. The mortality table is projected using Projection Scale G factors, assuming annuitization in the year 2000. The Fixed Annuity Payment Options Table does not include any applicable premium tax.


            OPTIONS 1 & 4 - TABLE OF MONTHLY INSTALLMENTS PER $1,000 (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)


                                            OPTION 4                       OPTION 4
                   OPTION 1               LIFE ANNUITY                   LIFE ANNUITY
                 LIFE ANNUITY     (W/120 PAYMENTS GUARANTEED)     (W/240 PAYMENTS GUARANTEED)
   AGE OF        -------------    ---------------------------     ---------------------------
  ANNUITANT      MALE   FEMALE        MALE           FEMALE           MALE          FEMALE
  ---------      ----   ------        ----           ------           ----          ------
     55          4.23    3.84         4.19            3.82            4.05           3.76
     56          4.32    3.91         4.27            3.88            4.11           3.81
     57          4.41    3.98         4.35            3.95            4.17           3.87
     58          4.51    4.05         4.44            4.02            4.24           3.93
     59          4.61    4.13         4.54            4.10            4.31           4.00
     60          4.72    4.22         4.64            4.18            4.37           4.06
     61          4.84    4.31         4.74            4.27            4.44           4.13
     62          4.96    4.40         4.85            4.36            4.51           4.20
     63          5.10    4.51         4.97            4.45            4.58           4.27
     64          5.24    4.62         5.10            4.55            4.65           4.35
     65          5.40    4.73         5.22            4.66            4.72           4.42
     66          5.56    4.86         5.36            4.78            4.79           4.50
     67          5.74    4.99         5.50            4.90            4.86           4.57
     68          5.93    5.14         5.65            5.02            4.92           4.65
     69          6.13    5.29         5.80            5.16            4.99           4.73
     70          6.35    5.46         5.96            5.30            5.05           4.80
     71          6.58    5.64         6.13            5.46            5.10           4.88
     72          6.82    5.84         6.29            5.62            5.16           4.95
     73          7.08    6.05         6.47            5.78            5.20           5.02
     74          7.36    6.28         6.64            5.96            5.25           5.08
     75          7.66    6.53         6.82            6.14            5.29           5.14
     76          7.98    6.80         7.00            6.33            5.33           5.19
     77          8.33    7.09         7.19            6.53            5.36           5.24
     78          8.69    7.41         7.37            6.73            5.39           5.29
     79          9.09    7.75         7.55            6.94            5.41           5.33
     80          9.51    8.11         7.73            7.14            5.43           5.36
     81          9.97    8.51         7.91            7.35            5.45           5.39
     82         10.45    8.94         8.08            7.55            5.47           5.42
     83         10.97    9.41         8.24            7.76            5.48           5.44
     84         11.52    9.92         8.40            7.95            5.49           5.46
     85         12.10   10.47         8.54            8.13            5.50           5.48

               OPTION 2 - TABLE OF MONTHLY INSTALLMENTS PER $1,000
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
                       JOINT & 100% SURVIVOR LIFE ANNUITY

    AGE OF
     MALE
   ANNUITANT                                AGE OF FEMALE ANNUITANT
   ---------         -----------------------------------------------------------------------
                      55          60         65         70         75         80         85
                     ----        ----       ----       ----       ----       ----       ----
      55             3.54        3.69       3.84       3.96       4.06       4.13       4.17
      60             3.63        3.83       4.04       4.23       4.39       4.52       4.60
      65             3.70        3.95       4.23       4.51       4.78       5.00       5.16
      70             3.75        4.04       4.39       4.78       5.18       5.56       5.85
      75             3.78        4.11       4.51       5.01       5.57       6.14       6.65
      80             3.81        4.15       4.60       5.18       5.89       6.70       7.52
      85             3.82        4.18       4.66       5.30       6.14       7.18       8.35

               OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)

    AGE OF
     MALE
   ANNUITANT                                AGE OF FEMALE ANNUITANT
   ---------         -----------------------------------------------------------------------
                      55          60         65         70         75         80         85
                     ----        ----       ----       ----       ----       ----       ----
      55             3.54        3.69       3.83       3.96       4.05       4.12       4.16
      60             3.63        3.83       4.03       4.22       4.38       4.50       4.57
      65             3.70        3.95       4.22       4.50       4.76       4.97       5.10
      70             3.75        4.04       4.38       4.76       5.15       5.48       5.72
      75             3.78        4.10       4.50       4.98       5.50       6.00       6.40
      80             3.80        4.14       4.58       5.13       5.78       6.46       7.04
      85             3.81        4.16       4.62       5.22       5.97       6.80       7.55

               OPTION 5 - TABLE OF MONTHLY INSTALLMENTS PER $1,000
                       FIXED PAYMENT FOR SPECIFIED PERIOD

    NUMBER         MONTHLY      NUMBER     MONTHLY    NUMBER     MONTHLY    NUMBER     MONTHLY
   OF YEARS        PAYMENT     OF YEARS    PAYMENT   OF YEARS    PAYMENT   OF YEARS    PAYMENT
   --------        -------     --------    -------   --------    -------   --------    -------
                                  10        9.61        17        6.23        24        4.84
                                  11        8.86        18        5.96        25        4.71
       5            17.91         12        8.24        19        5.73        26        4.59
       6            15.14         13        7.71        20        5.51        27        4.47
       7            13.16         14        7.26        21        5.32        28        4.37
       8            11.68         15        6.87        22        5.15        29        4.27
       9            10.53         16        6.53        23        4.99        30        4.18

                     VARIABLE ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION

The actuarial basis for the Table of Annuity Rates is the 1983a Individual Annuity Mortality Table with projection and an effective annual Assumed Investment Rate of 3.5%. The mortality table is projected using Projection Scale G factors, assuming annuitization in the year 2000. The Variable Annuity Payment Options Table does not include any applicable premium tax.


            OPTIONS 1V& 4V - TABLE OF MONTHLY INSTALLMENTS PER $1,000 (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)

                                          OPTION 4V                        OPTION 4V
                                         LIFE ANNUITY                    LIFE ANNUITY
   AGE OF        OPTION 1V             (W/120 PAYMENTS                  (W/240 PAYMENTS
 ANNUITANT      LIFE ANNUITY             GUARANTEED)                      GUARANTEED)
 ---------     --------------        ---------------------           ---------------------
               MALE    FEMALE        MALE           FEMALE           MALE           FEMALE
               ----    ------        ----           ------           ----           ------
     55        4.53     4.13         4.48            4.11            4.33            4.05
     56        4.62     4.20         4.56            4.18            4.39            4.10
     57        4.71     4.27         4.64            4.24            4.45            4.16
     58        4.80     4.34         4.73            4.31            4.52            4.22
     59        4.90     4.42         4.82            4.39            4.58            4.28
     60        5.01     4.51         4.92            4.47            4.65            4.34
     61        5.13     4.60         5.03            4.55            4.71            4.41
     62        5.26     4.69         5.14            4.64            4.78            4.48
     63        5.39     4.80         5.25            4.74            4.85            4.55
     64        5.54     4.91         5.38            4.84            4.92            4.62
     65        5.69     5.02         5.51            4.94            4.99            4.69
     66        5.86     5.15         5.64            5.06            5.05            4.77
     67        6.03     5.28         5.78            5.18            5.12            4.84
     68        6.22     5.43         5.93            5.30            5.18            4.92
     69        6.43     5.58         6.08            5.44            5.24            4.99
     70        6.64     5.75         6.23            5.58            5.30            5.06
     71        6.87     5.93         6.40            5.73            5.36            5.14
     72        7.12     6.13         6.56            5.89            5.41            5.21
     73        7.38     6.34         6.73            6.06            5.46            5.27
     74        7.66     6.57         6.91            6.23            5.50            5.33
     75        7.96     6.82         7.09            6.41            5.54            5.39
     76        8.28     7.09         7.27            6.60            5.57            5.44
     77        8.63     7.38         7.45            6.79            5.61            5.49
     78        9.00     7.70         7.63            6.99            5.63            5.54
     79        9.40     8.04         7.81            7.19            5.66            5.58
     80        9.82     8.41         7.98            7.40            5.68            5.61
     81       10.28     8.81         8.16            7.60            5.70            5.64
     82       10.76     9.24         8.32            7.81            5.71            5.66
     83       11.28     9.71         8.48            8.00            5.72            5.69
     84       11.83    10.23         8.64            8.19            5.73            5.70
     85       12.42    10.78         8.78            8.38            5.74            5.72

              OPTION 2V - TABLE OF MONTHLY INSTALLMENTS PER $1,000
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
                       JOINT & 100% SURVIVOR LIFE ANNUITY

    AGE OF
     MALE
   ANNUITANT                                AGE OF FEMALE ANNUITANT
   ---------         -----------------------------------------------------------------------
                      55          60         65         70         75         80         85
                     ----        ----       ----       ----       ----       ----       ----
      55             3.83        3.98       4.12       4.24       4.34       4.42       4.46
      60             3.92        4.11       4.32       4.51       4.67       4.80       4.89
      65             3.99        4.23       4.50       4.79       5.05       5.28       5.44
      70             4.04        4.33       4.67       5.05       5.46       5.83       6.13
      75             4.07        4.39       4.79       5.28       5.84       6.41       6.93
      80             4.10        4.44       4.88       5.45       6.16       6.97       7.79
      85             4.11        4.47       4.94       5.57       6.41       7.45       8.61

              OPTION 3V - TABLE OF MONTHLY INSTALLMENTS PER $1,000
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
        JOINT AND 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)

    AGE OF
     MALE
   ANNUITANT                                AGE OF FEMALE ANNUITANT
   ---------         -----------------------------------------------------------------------
                      55          60         65         70         75         80         85
                     ----        ----       ----       ----       ----       ----       ----
      55             3.83        3.98       4.12       4.24       4.34       4.40       4.45
      60             3.92        4.11       4.31       4.50       4.66       4.78       4.86
      65             3.99        4.23       4.50       4.78       5.03       5.24       5.38
      70             4.04        4.32       4.66       5.03       5.41       5.75       5.99
      75             4.07        4.38       4.78       5.25       5.77       6.26       6.66
      80             4.09        4.43       4.86       5.40       6.05       6.72       7.29
      85             4.10        4.45       4.90       5.50       6.24       7.05       7.80

              OPTION 5V - TABLE OF MONTHLY INSTALLMENTS PER $1,000
                         PAYMENTS FOR A SPECIFIED PERIOD

    NUMBER         MONTHLY      NUMBER     MONTHLY    NUMBER     MONTHLY    NUMBER     MONTHLY
   OF YEARS        PAYMENT     OF YEARS    PAYMENT   OF YEARS    PAYMENT   OF YEARS    PAYMENT
   --------        -------     --------    -------   --------    -------   --------    -------
                                  10         9.83       17         6.47       24         5.09
                                  11         9.09       18         6.20       25         4.96
       5            18.12         12         8.46       19         5.97       26         4.84
       6            15.35         13         7.94       20         5.75       27         4.73
       7            13.38         14         7.49       21         5.56       28         4.63
       8            11.90         15         7.10       22         5.39       29         4.53
       9            10.75         16         6.76       23         5.24       30         4.45

                     FIRST SUNAMERICA LIFE INSURANCE COMPANY
                     A STOCK COMPANY LOS ANGELES, CALIFORNIA









































                            INDIVIDUAL SINGLE PREMIUM
                               FIXED AND VARIABLE
                                ANNUITY CONTRACT
                                Nonparticipating